SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 24, 2002



                         PRG-SCHULTZ INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


                        Commission File Number 000-28000


       Georgia                                         58-2213805
(State or other jurisdiction of               (IRS Employer Identification No.)
       incorporation)


  2300 Windy Ridge Parkway
       Suite 100 North
       Atlanta, Georgia                               30339-8426
(Address of principal executive offices)              (Zip Code)



        Registrant's telephone number including area code (770) 779-3900


                 The Profit Recovery Group International, Inc.
          (Former name or former address, if changed since last report)
                                       N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On January 24, 2002, PRG-Schultz International, Inc. ("PRG-Schultz"), f/k/a The Profit Recovery Group International, Inc., acquired substantially all the assets and assumed certain liabilities of Howard Schultz & Associates International, Inc. ("HSA-Texas"), substantially all of the outstanding stock of HS&A International Pte Ltd. and all of the outstanding stock of Howard Schultz & Associates (Asia) Limited, Howard Schultz & Associates (Australia), Inc and Howard Schultz & Associates (Canada), Inc., each an affiliated foreign operating company of HSA-Texas, pursuant to an amended and restated agreement and plan of reorganization by and among PRG-Schultz, HSA-Texas, Howard Schultz, Andrew H. Schultz and certain trusts dated December 11, 2001 (the "Asset Agreement") and an amended and restated agreement and plan of reorganization by and among PRG-Schultz, Howard Schultz, Andrew H. Schultz, Andrew H. Schultz Irrevocable Trust and Leslie Schultz dated December 11, 2001 (the "Stock Agreement"). HSA-Texas and affiliates are industry pioneers in providing recovery audit services and the assets acquired by PRG-Schultz will continue to be used for audit recovery services.

     Pursuant to the Asset and Stock Agreements, the consideration paid for the assets of HSA-Texas and affiliates was 14,759,970 unregistered restricted shares of PRG-Schultz common stock and the assumption of certain HSA-Texas liabilities, including aggregate net debt of approximately $65.7 million, a portion of which was repaid at closing. In addition, options to purchase approximately 1.1 million shares of PRG-Schultz common stock were issued in exchange for outstanding HSA-Texas options. PRG-Schultz's credit facility was used to fund closing costs related to the HSA-Texas acquisitions and repay certain indebtedness of HSA-Texas. The consideration given to acquire the assets of HSA-Texas and affiliates was determined as a result of arm's length negotiations among unrelated parties.

     On January 24, 2002, The Profit Recovery Group International, Inc. changed its corporate name to PRG-Schultz International, Inc.

     The description of the acquisition contained herein is qualified in its entirety by reference to the Asset and Stock Agreements, each dated December 11, 2001 and incorporated herein by reference to Annex A and Annex B of PRG-Schultz's Definitive Proxy Statement filed on December 20, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          The financial statements required by Item 7(a) of Form 8-K are not included. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than April 9, 2002.

     (b)  Pro Forma Financial Information.

          The pro forma financial information required by this Item 7(b) of Form 8-K is not included. In accordance with Item 7(a)(4) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than April 9, 2002.

     (c)  Exhibits.

          Exhibit Number             Description

          2.1 Agreement and Plan of Reorganization, dated as of December 11, 2001, among The Profit Recovery Group International, Inc., Howard Schultz & Associates International, Inc., Howard Schultz, Andrew
               H. Schultz and certain trusts (incorporated by reference to Annex A to the Definitive Proxy Statement of PRG-Schultz filed on December 20, 2001).

          2.2 Agreement and Plan of Reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code dated as of December 11, 2001 among The Profit Recovery Group International, Inc., Howard Schultz, Andrew H. Schultz, Andrew H. Schultz Irrevocable Trust and Leslie Schultz (incorporated by reference to Annex B to the Definitive Proxy Statement of PRG-Schultz filed on December 20, 2001).

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PRG-SCHULTZ INTERNATIONAL, INC.



Date:  February 5, 2002           By: /s/ Donald E. Ellis, Jr.
                                     -------------------------------------------
                                         Donald E. Ellis, Jr., Executive
                                         Vice President, Chief Financial Officer
                                         and Treasurer



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